Exhibit 99.1

For additional information:                             Company contact:
Patrick Corman                                          Ken Ruotolo
Corman Communications                                   ANTs software inc.
(650) 326 9648                                          (650) 692 0219 x24
patrick@cormancom.com                                   ken.ruotolo@ants.com


            ANTs software inc. Appoints Boyd Pearce CEO and Director

   Francis Ruotolo Remains Chairman of the Board to Provide Strategic Counsel


BURLINGAME, Calif., January 31, 2005 -- ANTs software inc. (OTCBB:ANTS), a developer of high-performance SQL database management systems, today announced the appointment of Boyd Pearce as chief executive officer and director on the company's board. Mr. Pearce will remain president while resigning his position as chief operating officer to take over CEO responsibilities, effective February 1, 2005. Francis Ruotolo, current CEO, will remain an employee and chairman of the board of directors.

"When we set out to fill the opening of president, I couldn't have imagined we'd find and hire someone of Boyd's experience, capability, and dedication," said Francis Ruotolo, chairman. "Since joining ANTs in October, 2004, Boyd has proven to us that he is the best person to take this company to the next level and it is with great pleasure that I look forward to the successes that we are all working hard to achieve in the upcoming months and years."

Mr. Pearce was appointed ANTs president and COO in October 2004 after an extensive search. He began his career with 15 years at IBM in R&D, sales and marketing. Since then he has led organizations in a range of capacities including product development, sales, and marketing, and as vice president and general manager for Hitachi Data Systems and Teradata, the latter of which was subsequently acquired by NCR.

"I will stay actively involved with ANTs, assisting with strategy, funding, and business development," said Ruotolo. "I look forward to working with Boyd as a fellow director and wish him the best of luck as CEO. ANTs is in very capable hands."

About The ANTs Data Server
The ANTs Data Server is an standards-compliant database management system based on a breakthrough, high-performance SQL query execution engine that incorporates innovative, lock-free operations. It can be deployed stand-alone or as a helper database management system (DBMS), working in complement with traditional DBMS's. The ANTs Data Server has demonstrated superior performance for transaction applications, offering users significant cost savings by simplifying their database infrastructures. Performance-critical database operations can be deployed on fewer, low-cost servers with dramatically reduced license fees and administrative costs.


About ANTs software inc.
ANTs software inc. (OTCBB:ANTS), based in Silicon Valley, California, develops high-performance data management software that delivers unparalleled performance for heavy workload applications. The company's mission is to help customers reduce hardware, software, and development costs by providing exceptional database performance. For more information on ANTs software, visit www.ants.com.

                                      # # #

This press release is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results; that it will produce a commercially viable product; or that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-QSB for the quarter ended September 30, 2004. The Company undertakes no obligation to revise or publicly release the results of any revision to any such forward-looking statements.